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                                                                  EXHBITIT (25)

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                             ---
                               -----------------

                       THE FIRST NATIONAL BANK OF CHICAGO
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                              36-0899825
                                                          (I.R.S. EMPLOYER
                                                        IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                   60670-0126
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               -----------------

                                 POPULAR, INC.
          (EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS CHARTER)

         PUERTO RICO                                          66-0416582
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

     209 MUNOZ RIVERA AVENUE
      HATO REY, PUERTO RICO                                       00918
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                         POPULAR NORTH AMERICA, INC.
          (Exact name of co-registrant as specified in its charter)

        Delaware                                                66-0476353
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification number)

521 Fellowship Road                                                08054
Mt. Laurel, New Jersey                                          (Zip Code)
(Address of principal executive offices)


                        DEBT SECURITIES AND GUARANTEES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.



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         7.  A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 9th day of May, 1997.


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              TRUSTEE

                              BY: /s/ Melissa G. Weismam
                                  ----------------------
                                  MELISSA G. WEISMAN
                                  VICE PRESIDENT

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF ITT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1996 (REGISTRATION NO. 333-07221).



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




                                                                      EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                    May 9, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of indentures between Popular, Inc., Popular North America, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                       Very truly yours,

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       BY: /s/ Melissa G. Weisman
                                           ----------------------
                                           MELISSA G. WEISMAN
                                           VICE PRESIDENT




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                                                                       EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 12/31/96  ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                            C400               <-
                                                                       DOLLAR AMOUNTS IN                 ------------      ---------
                                                                           THOUSANDS            RCFD     BIL MIL THOU
                                                                       -----------------        ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1).............                        0081      4,586,399         1.a.
    b. Interest-bearing balances(2)......................................                        0071      5,224,838         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).........                        1754              0         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)......                        1773      3,335,304         2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold................................................                        0276      4,157,626         3.a.
    b. Securities purchased under agreements to resell...................                        0277         96,125         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)................................................................ RCFD 2122  23,448,929                              4.a.
    b. LESS: Allowance for loan and lease losses......................... RCFD 3123     419,373                              4.b.
    c. LESS: Allocated transfer risk reserve............................. RCFD 3128           0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..............................                        2125     23,029,556         4.d.
5.  Assets held in trading accounts......................................                        3545      7,888,514         5.
6.  Premises and fixed assets (including capitalized leases).............                        2145        701,700         6.
7.  Other real estate owned (from Schedule RC-M).........................                       2150         11,061          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................                       2130         62,681          8.
9.  Customers' liability to this bank on acceptances outstanding.........                       2155        480,933          9.
10. Intangible assets (from Schedule RC-M)...............................                       2143        303,014         10.
11. Other assets (from Schedule RC-F)....................................                       2160      1,745,155         11.
12. Total assets (sum of items 1 through 11).............................                       2170     51,622,906         12.


--------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


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
Legal Title of Bank:  The First National Bank of Chicago Call Date:  12/31/96 ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                               DOLLAR AMOUNTS IN
                                                                                  Thousands                    BIL MIL THOU
                                                                               -----------------               ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).....................................                              RCON 2200  22,032,796  13.a.
       (1) Noninterest-bearing(1)......................................     RCON 6631  9,190,670                            13.a.1
       (2) Interest-bearing............................................     RCON 6636 12,842,126                            13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..............................                              RCFN 2200  10,861,857  13.
       (1) Noninterest bearing.........................................     RCFN 6631    285,745                            13.b.1
       (2) Interest-bearing............................................     RCFN 6636 10,576,382                            13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.........................................                              RCFD 0278   2,639,255  14.a.
    b. Securities sold under agreements to repurchase..................                              RCFD 0279      66,564  14.b.
15. a. Demand notes issued to the U.S. Treasury........................                              RCON 2840     121,352  15.a.
    b. Trading Liabilities.............................................                              RCFD 3548   5,793,742  15 b.
16. Other borrowed money:
    a. With original maturity of one year or less......................                              RCFD 2332   2,665,232  16.a.
    b. With original  maturity of more than one year...................                              RCFD 2333      58,105  16 b.
17. Mortgage indebtedness and obligations under capitalized
    leases.............................................................                              RCFD 2910     285,671  17.
18. Bank's liability on acceptance executed and outstanding............                              RCFD 2920     480,933  18.
19. Subordinated notes and debentures..................................                              RCFD 3200   1,400,000  19.
20. Other liabilities (from Schedule RC-G).............................                              RCFD 2930   1,199,147  20.
21. Total liabilities (sum of items 13 through 20).....................                              RCFD 2948  47,604,654  21.
22. Limited-Life preferred stock and related surplus...................                              RCFD 3282           0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus......................                              RCFD 3838           0  23.
24. Common stock.......................................................                              RCFD 3230     200,858  24.
25. Surplus (exclude all surplus related to preferred stock)                                         RCFD 3839   2,934,523  25.
26. a. Undivided profits and capital reserves..........................                              RCFD 3632     865,652  26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities......................................................                              RCFD 8434      18,441  26.b.
27. Cumulative foreign currency translation adjustments................                              RCFD 3284      (1,222) 27.
28. Total equity capital (sum of items 23 through 27)..................                              RCFD 3210   4,018,252  28.
29. Total liabilities, limited-life preferred stock, and equity........
    capital (sum of items 21, 22, and 28)..............................                              RCFD 3300  51,622,906  29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external


                                                                                                       Number
     auditors as of any date during 1995........................................   RCFD 6724       N/A       M.1.


1 = Independent audit of the bank conducted in accordance          4.= Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

--------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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